As filed with the Securities and Exchange Commission on October 6, 1997


                                                     Registration No. 333-

==========================================================================

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                   -------------------------------------


                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                -------------------------------------------


                              AVX CORPORATION
                -------------------------------------------

           (Exact name of registrant as specified in its charter)


             Delaware
 (State or other jurisdiction of                    33-0379007
  incorporation or organization)       (I.R.S. Employer Identification No.)

         801 17th Avenue South                            29577
      Myrtle Beach, South Carolina                      (Zip Code)
(Address of Principal Executive Offices)

                   AVX Corporation 1995 Stock Option Plan
       --------------------------------------------------------------

                          (Full title of the plan)

                           Donald B. Christiansen
                              AVX Corporation
                           801 17th Avenue South
                     Myrtle Beach, South Carolina 29577
                                803-449-9411
                    ------------------------------------

         (Name, address and telephone number of agent for service)

                      CALCULATION OF REGISTRATION FEE
==========================================================================
                                Proposed     Proposed
                                maximum      maxiumum
Title of                        offering     aggregate       Amount of
securities to be  Amount to be  price        offering       registration
registered         registered   per share    price (3)        fee
--------------------------------------------------------------------------
Common Stock,
$.01 par value    1,100,000(1) $32.5625(2)   $35,818,750    $10,855(2)
===========================================================================


(1)  1,550,000 shares were previously registered under Registration No.
     33-98094.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 and based on the average of the highest and lowest prices at which shares of Common Stock of the Corporation were sold on September 30, 1997
     (NYSE-Composite Transactions).


Pursuant to Rule 429 of the Rules and Regulations of the Securities Act of 1933, (the "Securities Act") this Registration Statement also constitutes a post-effective amendment to the Registration Statement of AVX Corporation ("AVX") on Form S-8 (Registration No. 33-98094) relating to the registration of 1,550,000 shares of Common Stock under AVX's 1995 Stock Option Plan (the "Plan") to include the material amendments to the Plan.

==========================================================================

                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by AVX Corporation ("AVX") are incorporated herein by reference:

(a) AVX's Annual Report on Form 10-K for the year ended March 31, 1997;and

(b) AVX's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

(c) the description of AVX's Common Stock from page 28 of AVX's registration statement on Form S-1 (Registration No. 33-94310)

     All documents filed by AVX pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 4.  Description of Securities.

Not Applicable.


Item 5.  Interests of Named Experts and Counsel.

Not Applicable.


Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation. The indemnity may include expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually or reasonably incurred.

The Restated Certificate of Incorporation provides that no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

Pursuant to Section 102(b)(7) of the DGCL, the Restated Certificate of Incorporation of the Registrant eliminates the liability of the Registrant's directors to the Registrant or its stockholders, except for liabilities related to breach of duty of loyalty, actions not in good faith and certain other liabilities.

The Registrant maintains directors' and officers' liability insurance policies. The By-laws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

Item 7.  Exemption from Registration Claimed.

Not Applicable.


Item 8.  Exhibits

Exhibit                    Description

4.1  Amended AVX Corporation 1995 Stock Option Plan, effective July 17,
     1997.

5.1 Opinion of Cravath, Swaine & Moore, as to the legality of the securities to be registered.

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Cravath, Swaine & Moore (included in Exhibit 5.1)

Item 9.  Undertakings.

(a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered , the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Myrtle Beach, State of South Carolina, on the 30th day of September, 1997.


         Signatures               Title                   Date
         ----------               -----                   ----
  /s/ Benedict P. Rosen     Chief Executive Officer    September  30, 1997
--------------------------
   Benedict P. Rosen
   AVX Corporation

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signatures                Title                  Date
         ----------                -----                  ----
  /s/ Benedict P. Rosen     Chairman of the Board,     September 30, 1997
--------------------------  Chief Executive Officer,
   Benedict P. Rosen        and Director

                            Chairman Emeritus          September   , 1997
--------------------------
    Kazuo Inamori

 /s/ John S. Gilbertson     President, Chief Operating September 30, 1997
--------------------------  Officer and Director
  John S. Gilbertson

/s/ Donald B. Christiansen  Senior Vice President      September 30, 1997
--------------------------  of Finance, Chief
 Donald B. Christiansen     Financial Officer,
                            Treasurer, and Director
                            (Principal Financial
                            and Principal Accounting
                            Officer)

 /s/ Marshall D. Butler     Director                   September 30, 1997
--------------------------
  Marshall D. Butler

/s/ Carrol A. Campbell, Jr. Director                   September 30, 1997
--------------------------
 Carroll A. Campbell, Jr.

                            Director                   September 30, 1997
--------------------------
  Kensuke Itoh

/s/ Rodney N. Lanthorne     Director                   September 30, 1997
--------------------------
Rodney N. Lanthorne

  /s/ Richard Tressler      Director                   September 30, 1997
--------------------------
      Richard Tressler

                            Director                   September   , 1997
--------------------------
    Masahiro Umemura
                            Director                   September   , 1997
--------------------------
   Masahiro Yamamoto


                            Director                   September   , 1997
--------------------------
     Yuzo Yamamura

                            Director                   September   , 1997
--------------------------
   Michihisa Yamamoto

                               EXHIBIT INDEX


Exhibit                                                           Page

4.1  Amended AVX Corporation 1995 Stock Option Plan, effective
     July 17, 1997.

5.1 Opinion of Cravath, Swaine & Moore, as to the legality of the securities to be registered.

23.1 Consent of Coopers & Lybrand L.L.P.

23.2 Consent of Cravath, Swaine & Moore (included in Exhibit 5.1)